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                                                                     Exhibit 1.2

                              HAMPDEN BANCORP, INC.
                            (a Delaware corporation)
                                6,583,750 Shares
                    (subject to increase to 7,571,313 Shares)

                                  COMMON STOCK
                                ($0.01 Par Value)

                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT


                               November ___, 2006




Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

       Hampden Bancorp, Inc., a Delaware corporation (the "Company"), Hampden Bancorp, MHC, a Massachusetts chartered mutual holding company (the "MHC"), and Hampden Bank, a Massachusssetts chartered savings bank (the "Bank"), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc. ("KBW" or the "Agent") as follows:

       SECTION 1. THE OFFERING. In accordance with a Plan of Conversion (the "Plan") adopted by the Board of Directors of the Bank and the Board of Trustees of the MHC, the MHC will convert from a mutual holding company structure to a fully public stock holding company. As part of the Plan, the following steps will be effectuated: (i) the MHC will establish the Company as a Delaware corporation, (ii) the MHC will combine with the Bank in a transaction in which the MHC will cease to exist and each share of the Bank's common stock outstanding will be extinguished, and (iii) the Bank will issue 100% of its newly outstanding common stock to the Company in exchange for a portion of the net proceeds of the Offering (as hereinafter defined) and, as a result, the Bank will become a wholly-owned subsidiary of the Company.

       In accordance with the Plan, the Company will offer and sell up to 6,583,750 shares (subject to increase to 7,571,313 shares) of its common stock, $0.01 par value per share (the "Common Shares"). The Common Shares to be sold by the Company in the Offering (as hereinafter defined) are hereinafter called the "Securities." In addition, in accordance with the Plan and as described herein, the Company expects to contribute Common Shares, in an amount equal to 5% of the Common Shares sold in the Offering (as hereinafter defined), to the Hampden Bank Charitable Foundation (the "Foundation"), such shares being referred to herein as the "Foundation Shares."

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       Pursuant to the Plan, the Company will offer the Securities in a subscription offering (the "Subscription Offering") to (1) depositors of the Bank having accounts at the Bank with aggregate balances of at least $50.00 on April 30, 2005 ("Eligible Account Holders"), (2) depositors of the Bank having accounts at the Bank with aggregate balances of at least $50.00 on September 30, 2006 ("Supplemental Eligible Account Holders"), (3) any Tax Qualified Employee Plan (as defined in the Plan), and (4) directors, trustees, Employees and Officers (as defined in the Plan) of the MHC and the Bank. Subject to the prior subscription rights of the above-listed parties, the Company may offer for sale in a community offering (the "Community Offering" and when referred to together with or subsequent to the Subscription Offering, the "Subscription and Community Offering") conducted concurrently with or subsequent to the Subscription Offering, the Securities not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to people who are residents of the counties of Hampden, Berkshire and Hampshire, Massachusetts and the county of Hartford, Connecticut. It is anticipated that Securities not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Securities in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company may reject, in whole or in part, any orders received in the Subscription Offering (to the extent permitted by the Conversion Regulations), Community Offering or Syndicated Community Offering. Collectively, the transactions described in this Section 1 are referred to herein as the "Conversion."

       The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (File No. 333-137359) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Securities and the Foundation Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the SEC and shall include any supplements and amendments thereto from and after their dates of effectiveness of use, respectively.

       In accordance with Chapter 167H, Section 9 of the Massachusetts General Laws and Chapter 33 of the Massachusetts Administration Code (together, the "Massachusetts Conversion Regulations"), the MHC has filed with the Massachusetts Commissioner of Banks (the "Commissioner") an Application for Conversion (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred

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to as the "Massachusetts Application"), including copies of the MHC's
Information Statement for a Special Meeting of its Corporators relating to the Conversion (the "Corporators' Statement"), the Valuation Appraisal Report prepared by RP Financial, LC. (the "Appraisal"), and the Prospectus. In accordance with 12 U.S.C. ss. 1828(c) and 12 C.F.R. Part 303, Subpart D (together with the Massachusetts Converssion Regulations, the "Conversion Regulations"), the Bank has filed with the Federal Deposit Insurance Corporation (the "FDIC") an application for the MHC to merge with and into the Bank (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "FDIC Merger Application" and together with the Massachusetts Application, the "Conversion Applications"), including the Corporators' Statement, the Appraisal and the Prospectus. In connection with the Conversion, the Company filed with the Federal Reserve Board (the "FRB") an application on Form FRY-3 for approval, pursuant to Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), for the Company to become a bank holding company with respect to the Bank (such application, as amended to date, if applicable and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "BHC Application," and together with the Conversion Applications, the "Applications").

       SECTION 2. RETENTION OF AGENT; COMPENSATION. Subject to the terms and conditions herein set forth, the Company, the MHC and the Bank hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Securities and to advise and assist the Company, the MHC and the Bank with respect to the Company's sale of the Securities in the Offering.

       On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company, the MHC and the Bank as to the matters set forth in the letter agreement, dated May 9, 2006, made by and between the MHC and the Agent. It is acknowledged by the Company, the MHC and the Bank that the Agent shall not be required to purchase any Securities or be obligated to take any action which is inconsistent with all applicable laws or regulations, or applicable decisions or orders of courts or other governmental authorities.

       The obligations of the Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company, the MHC or the Bank or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering, unless the Company and the Agent agree in writing to extend such period and the Commissioner agrees to extend the period of time in which the Securities may be sold (the "End Date"). All fees or expenses due to the Agent will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the MHC, the Bank and the Agent may agree to renew this Agreement under mutually acceptable terms.

       In the event the Company is unable to sell a minimum of 4,866,250 Securities within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 9 hereof. In the event the Offering is terminated for any



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reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees and expenses due to the date of such termination pursuant to subparagraphs (a) and (d) below.

         If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Securities required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Securities sold in the Offering and to release for delivery certificates for such Securities on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Securities against payment therefor shall be made on a date and at a place acceptable to the Company, the MHC, the Bank and the Agent. Certificates for Securities shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Securities sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

       The Agent shall receive the following compensation for its services hereunder:

       (a) A Management Fee of $50,000 payable in five consecutive monthly installments of $10,000 commencing with the adoption of the Plan, of which $_________ has been paid. Such fees shall be deemed to have been earned when due. Should the Conversion be terminated for any reason not attributable to any action or inaction by the Agent, the Agent shall have earned and be entitled to be paid fees accruing through such date of termination.

       (b) A Success Fee upon completion of the Offering of 1.00% of the aggregate purchase price of the Securities sold in the Subscription Offering and Community Offering, excluding Securities purchased by the officers, directors or employees (or members of their immediate families) of the Company, the MHC or the Bank plus any ESOP, charitable foundations, tax-qualified or stock based compensation plans (except for individual purchases through IRAs) or similar plan created by the Bank, the MHC or the Company for some or all of its employees or directors. The Success Fee described in this subparagraph 2(b) will be reduced by the Management Fee described in subparagraph 2(a).

       (c) If any of the Securities remain available after the Subscription Offering and the Community Offering, at the request of the Company, the Agent will seek to form a syndicate of registered broker-dealers ("Selected Dealers") to assist in the sale of such Securities on a best efforts basis, subject to the term and conditions set forth in the selected dealers agreement. The Agent will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objectives of the Company, the MHC, the Bank and the Plan. The Agent will be paid a fee not to exceed 5.5% of the aggregate purchase price of the Securities sold by the Selected Dealers. From this fee, the Agent will pass on to the Selected Dealers who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than the Agent shall be transmitted by the Agent to such Selected Dealers. The decision to utilize Selected Dealers will be made by the Company, the MHC and the Bank upon consultation with the Agent. In the event, with respect to any stock purchases, fees are paid


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pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to any fees for the sale of Securities payable pursuant to subparagraph 2(b).

       (d) The Company, the MHC and the Bank shall reimburse the Agent for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers, which will not exceed $15,000. In addition, the Company, the MHC and the Bank shall reimburse the Agent for the fees and expenses of its counsel, which will not exceed $50,000. The Company, the MHC and the Bank will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, "Blue Sky," and NASD filing and registration fees; the fees of the Company's, the MHC's and the Bank's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing, marketing and syndicate expenses associated with Conversion; the fees set forth under this Section 2; and fees for "Blue Sky" legal work. The Company, the MHC and the Bank will reimburse the Agent for any such expenses incurred by the Agent on their behalf.

       Full payment of Agent's fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or a determination by the Company, the MHC or the Bank to terminate or abandon the Plan.

       SECTION 3. PROPSECTUS; OFFERING. The Securities are to be initially offered in the Offering at the purchase price set forth in the cover page of the Prospectus.

       SECTION 4. REPRESENTATIONS AND WARRANTIES.

       (a) The MHC, the Company and the Bank jointly and severally represent and warrant to and agree with the Agent as follows:

            (i) The Registration Statement, which was prepared by the Company and the Bank and filed with the SEC, was declared effective by the SEC on _______________, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the MHC, the Company and the Bank, threatened by the SEC. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company, the MHC or the Bank contained in Sales Information (as defined in Section 8 hereof) authorized by the Company, the MHC or the Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the SEC and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), will comply as to form in all material respects with the 1933 Act and the 1933 Act Regulations and such Registration Statement and any information regarding the Company, the MHC or the Bank contained in Sales Information authorized by the Company, the MHC or the Bank for use in connection with


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       the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company, the MHC or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "The Conversion-- Plan of Distribution and Marketing Arrangements" or statements in or omissions from any Sales Information regarding the Agent.

            (ii) The Massachusetts Application, including the Corporators' Statement, the Appraisal and the Propsectus, was prepared by the MHC and filed with the Commissioner. The Commissioner has, by order dated ________, 2006, preliminarily approved the Massachusetts Application, and such approval remains in full force and effect. The FDIC Application, including the Corporators' Statement, the Appraisal and the Prospectus, was prepared by the Bank and filed with the FDIC. The FDIC has, by order dated _________, 2006, preliminarily approved the FDIC Merger Application, and such approval remains in full force and effect. The Prospectus and Corporators' Statement have been cleared by the Commisioner. At the time of the preliminary approval of the Conversion Applications, including the Prospectus and the Corporators' Statement (including any amendment or supplement thereto), by the Commissioner and the FDIC and at all times subsequent thereto until the Closing Date, the Conversion Applications, including the Prospectus and the Corporators' Statement (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations and the requirements of the Comissioner, except to the extent waived in writing by the Commissioner, as applicable. The Conversion Applications, including the Prospectus and the Corporators' Statement (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(ii) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company, the MHC or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Applications under the caption "The Conversion - Plan of Distribution and Marketing Arrangements" or in any Sales Information.

            (iii) The BHC Application has been prepared by the Company in material conformity with the requirements of the FRB and has been preliminarily approved by the FRB. A conformed copy of the BHC Application has been delivered to the Agent and its counsel, receipt of which is hereby acknowledged by the Agent.

            (iv) No order has been issued by the Commissioner, the FDIC, the FRB, the SEC or any state securities administrator preventing or suspending the use of the Prospectus or any supplemental sales literature authorized by the Company, the MHC or the Bank for use in connection with the Offering and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related



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       to the Conversion is pending or, to the best knowledge of the Company, the MHC, or the Bank, threatened.

            (v) Pursuant to the Conversion Regulations, the Plan has been approved by the Boards of Trustees of the MHC and the Board of Directors of the Bank; at the Closing Date, the offer and sale of the Securities will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the MHC or the Bank by the Commissioner, the FDIC, the FRB, the SEC or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion and in the manner described in the Prospectus. No person has sought to obtain review of the final action of the Commissioner or the FDIC in approving the Plan or in approving the Conversion or the BHC Application pursuant to the BHC Act or any other statute or regulation.

            (vi) The Bank has been duly organized and is a validly existing Massachusetts chartered savings bank in the stock form of organization in good standing under the laws of the Commonwealth of Massachusetts, and upon the Conversion will become a wholly-owned subsidiary of the Company, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Company, the MHC and the Bank, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance in all material respects with all material laws, rules, regulations and orders applicable to the operation of its business. The Bank does not own equity securities or any equity interest in any other active business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank. Upon completion of the Conversion, (A) all of the authorized and outstanding capital stock of the Bank will be owned by the Company free and clear of any security interest, mortgage, pledge, loan, encumbrance, claim or equity, (B) all outstanding shares of the Bank's stock will be duly authorized, validly issued and fully paid and nonassessable, and (C) the Company will have no direct subsidiaries other than the Bank. At the Closing Date, the Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Conversion Regulations or any order, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commissioner, the FDIC and the FRB, if any, will have been complied with by the Company, the MHC and the Bank in all material respects or appropriate waivers will have been obtained and all material notices will have been satisfied.

            (vii) The establishment of the Foundation has been duly authorized, and the


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       Foundation has been incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a bank holding company within the meaning of 12 C.F.R. Section 225.2(c) as a result of the issuance of Common Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the Foundation Shares thereto as described in the Prospectus other than those imposed by the Commissioner and the FRB; except as specifically disclosed in the Prospectus, there are no agreements and/or understandings, written or oral, between the Company and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; as of the Closing the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights. The Foundation Shares have been registered pursuant to the Registration Statement.

            (viii) The MHC has been duly chartered and is validly existing as a mutual holding company in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings capital, assets, properties or business of the Company, the MHC, and the Bank, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect; the MHC is in all material respects complying with all material laws, rules, regulations and orders applicable to the operation of its business; and upon consummation of the Conversion, the MHC will cease to exist. The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus. The MHC is not authorized to issue any shares of capital stock.

            (ix) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Company. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Company, the MHC and the Bank, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect; and the Company is in all material respects complying with all material laws, rules, regulations and orders applicable to the operation


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       of its business.

            (x) The Bank is a member of the Federal Home Loan Bank of Boston ("FHLB-Boston"). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company, the MHC or the Bank, threatened. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

            (xi) The only direct subsidiary of the MHC is the Bank. The only direct subsidiaries of the Bank are Hampden Investment Corporation and Hampden Insurance Agency (together, the "Bank Subsidiaries").

            (xii) The Company, the MHC, the Bank and the Bank Subsidiaries have good and marketable title to all real property and good title to all other assets material to the business of the Company, the MHC, the Bank and the Bank Subsidiaries, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the Company, the MHC, the Bank and the Bank Subsidiaries, taken as a whole; and all of the leases and subleases material to the business of the Company, the MHC, the Bank and the Bank Subsidiaries, taken as a whole, under which the Company, the MHC, the Bank or the Bank Subsidiaries hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

            (xiii) The Company, the MHC and the Bank have received an opinion of their special counsel, Mintz, Levin, Cohen, Ferris and Popeo, P.C., with respect to the federal income tax consequences of the Conversion and an opinion from Wolf & Company, P.C. with respect to the Massachusetts income tax consequences of the Conversion; all material aspects of the opinions of Mintz, Levin, Cohen, Ferris and Popeo, P.C. and Wolf & Company, P.C. are accurately summarized in the Registration Statement and Prospectus; the facts upon which such opinions are based are truthful, accurate and complete.

            (xiv) The Company, the MHC and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Securities to be sold by the Company as provided herein and as described in the Prospectus, except approvals that, by their terms, will not be received until after the date of this Agreement, and except for the confirmation by the Commissioner and the FRB of the final appraisal of the Bank. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company, the MHC and the Bank; and this Agreement has been validly


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       executed and delivered by the Company, the MHC and the Bank and is the valid, legal and binding agreement of the Company, the MHC and the Bank enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

            (xv) None of the Company, the MHC, the Bank or the Bank Subsidiaries is in violation of any directive received from the Commissioner, the FDIC, the FRB, the SEC, or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commissioner, the FDIC, the FRB or the SEC) and, except as set forth in the Registration Statement and the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Company, the MHC or the Bank, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the financial condition, earnings, capital, assets, properties or business of the Company, the MHC, the Bank and the Bank Subsidiaries, taken as a whole.

            (xvi) The financial statements, schedules and notes related thereto that are included in the Prospectus fairly present the financial condition, results of operations, equity and cash flows of the MHC and the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the SEC and accounting principles generally accepted in the United States of America (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved (except as noted in the Notes to the financial statements), present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the MHC, the Bank and the Bank Subsidiaries with the Commissioner, the FDIC and the SEC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform in all material respects to the requirements of the Commissioner, the FDIC and the SEC and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the MHC, the Bank and the Bank Subsidiaries included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

            (xvii) Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (A) there has not been any material adverse change in the financial condition, earnings, capital, assets, properties or business of the Company, the MHC, the Bank and the Bank Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (B) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank's assets that are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank, nor has the Company, the MHC, the Bank or the Bank Subsidiaries issued any securities or incurred any liability or obligation for borrowing other than, in each case, in the ordinary course of business;
       (C) there have not been any material transactions entered into by the Company, the MHC, the Bank of the Bank Subsidiaries; (D) there has not been any material adverse change in the aggregate dollar amount of the Bank's deposits or its consolidated net worth; (E) there has been no material adverse change in the Company's, the MHC's, the Bank's or the Bank Subsidiaries' relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's, the MHC's, the Bank's or the Bank Subsidiaries' fidelity bond or any other type of insurance coverage; (F) there has been no material change in management of the Company, the MHC, the Bank or the Bank Subsidiaries;
       (G) none of the Company, the MHC, the Bank or the Bank Subsidiaries has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (H) none of the Company, the MHC, the Bank or the Bank Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (I) the capitalization, liabilities, assets, properties and business of the Company, the MHC, the Bank and the Bank Subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus; and (J) none of the Company, the MHC, the Bank of the Bank Subsidiaries has any material contingent liabilities, except as set forth in the Prospectus.

            (xviii) All documents made available to or delivered or to be made available to or delivered by the Company, the MHC, the Bank, the Bank Subsidiaries or their representatives in connection with the issuance and sale of the Securities, including records of account holders, depositors and borrowers of the Bank, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the Company, the MHC, the Bank, the Bank Subsidiaries or their representatives, to the best knowledge of the Company, the MHC and the Bank, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

            (xix) None of the Company, the MHC, the Bank or either of the Bank Subsidiaries is (A) in violation of their respective articles of incorporation, charters or bylaws, as applicable or (B) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (A) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the Company, the MHC, the Bank or the Bank Subsidiaries pursuant to their respective articles of incorporation, charter or bylaws, as applicable, or any material contract, lease or other instrument in which the Company, the MHC, the Bank or either of the Bank Subsidiaries has a beneficial interest, or any applicable law, rule, regulation or order; (B) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company, the MHC, the Bank or the Bank Subsidiaries, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Company, the MHC, the Bank and the Bank Subsidiaries on a consolidated basis; or (C) with the exception of the liquidation account to be established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company, the MHC, the Bank or the Bank Subsidiaries.

            (xx) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company, the MHC, the Bank or the Bank Subsidiaries in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company, the MHC, the Bank or either of the Bank Subsidiaries is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse effect on the financial condition or results of operations of the Company, the MHC, the Bank and the Bank Subsidiaries on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company, the MHC and the Bank, threatened any action or proceeding wherein the Company, the MHC, the Bank or either of the Bank Subsidiaries is alleged to be in default thereunder, where such action or proceeding, if determined adversely to the Company, the MHC, the Bank or the Bank Subsidiaries, would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Company, the MHC, the Bank and the Bank Subsidiaries, taken as a whole.

            (xxi) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the captions "Capitalization" and "Pro Forma Data," and no Securities have been or will be issued and outstanding prior to the Closing Date; the Securities will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the Tax Qualified Employee Stock Benefit Plan with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Securities; and the terms and provisions of the Common Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Securities, good title to the Securities will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

            (xxii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, except for the approval of the Commissioner, the FDIC, FRB and the SEC, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Securities are to be offered, and except as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and/or the Nasdaq Stock Market.

            (xxiii) Wolf & Company, P.C., which has certified the audited financial statements and schedules of the MHC and the Bank included in the Prospectus, has advised the MHC and the Bank in writing that they are, with respect to the MHC and the Bank, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the SEC, the Commissioner and the FDIC.

            (xxiv) RP Financial, LC., which has prepared the Bank's Independent Appraisal as of September 1, 2006, (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the Company, the MHC and the Bank within the meaning of the Conversion Regulations.

            (xxv) The Company, the MHC, the Bank and the Bank Subsidiaries have timely filed all required federal, state and local tax returns; the Company, the MHC, the Bank and the Bank Subsidiaries have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities to the extent required by GAAP and no deficiency has been asserted with respect thereto by any taxing authority.

            (xxvi) The Bank is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

            (xxvii) To the knowledge of the Company, the MHC and the Bank, with the exception of the loan by the Company to the ESOP to purchase securities in an amount up to 8.0% of the Securities sold in the Conversion, none of the Company, the MHC, the Bank, the Bank Subsidiaries, or employees of the Company, the MHC, the Bank or the Bank Subsidiaries has made any payment of funds of the Company, the MHC, the Bank or the Bank Subsidiaries as a loan for the purchase of the Securities or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

            (xxviii) None of the Company, the MHC, the Bank or the Bank Subsidiaries has: (A) issued any securities within the last 18 months (except for (a) notes to evidence Bank loans and securities sold under agreements to repurchase or other liabilities in the ordinary course of business or as described in the Prospectus and (b) shares issued in connection with the incorporation of the Company; (B) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (C) entered into a financial or management consulting agreement except as contemplated hereunder; and (D) engaged any intermediary between the Agent and the Company, the MHC, the Bank and the Bank Subsidiaries in connection with the offering of the Securities, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Securities in a special interest-bearing account with the Bank until all Securities are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Securities are sold.

            (xxix) The Company, the MHC, the Bank and the Bank Subsidiaries have not relied upon the Agent or its legal counsel or other advisors to the Agent for any legal, tax or accounting advice in connection with the Conversion.

            (xxx) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

            (xxxi) Neither the Company, the MHC, the Bank nor the Bank Subsidiaries nor any properties owned or operated by the MHC, the Company, the Bank or the Bank Subsidiaries, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Bank Subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Company, the MHC, or the Bank, threatened relating to the liability of any property owned or operated by the Company, the MHC, the Bank or the Bank Subsidiaries under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to
       (A) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (B) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

            (xxxii) The Company has received preliminary approval, subject to final regulatory approval to consummate the Offering and to have the Securities and the Foundation Shares quoted on the Nasdaq Global Market effective as of the Closing Date.

            (xxxiii) All of the loans represented as assets of the Bank in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part
       226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the financial condition, results of operations, or business of the Company, the MHC, the Bank and the Bank Subsidiaries, taken as a whole.

            (xxxiv) Any certificates signed by an officer of the Company, the MHC, the Bank or the Bank Subsidiaries pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company, the MHC, the Bank or the Bank Subsidiaries to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

       (b) The Agent represents and warrants to the Company as follows:

            (i) The Agent is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the MHC, the Company and the Bank hereunder.

            (ii) The Agent is duly registered and in good standing as a broker-dealer with the SEC and is a member in good standing of the NASD.

            (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

            (iv) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Securities are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

            (v) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or Bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

            (vi) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

            (vii) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance under this Agreement.

       SECTION 5. COVENANTS OF THE COMPANY, THE MHC AND THE BANK. The Company, the MHC and the Bank hereby jointly and severally covenant with the Agent as follows:

       (a) The Company will not file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

       (b) The MHC and the Bank will not file any amendment or supplement to the Massachusetts Application or the FDIC Merger Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

       (c) The Company will not file any amendment or supplement to the BHC Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

       (d) The MHC, the Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and any post-effective amendment to the Applications to be approved by the Commissioner or the FDIC, as applicable, and will immediately upon receipt of any information concerning the events listed below notify the
Agent: (i) when the Registration Statement, as amended, has become effective;
(ii) when the Massachusetts Application, as amended, has been approved by the Commissioner; (iii) when the FDIC Merger Application, as amended, has been approved by the FDIC; (iv) when the BHC Application, as amended, has been approved by the FRB, (v) when the the Company, the MHC or the Bank receives any comments from the SEC, the Comissioner, the FDIC, the FRB or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (vi) when the Commissioner, the FDIC, the FRB, the SEC or any other governmental entity requessts any amendment or supplement to the Registration Statement, any of the Applications or for additional information; (vii) the issuance by the Commissioner, the FDIC, the FRB, the SEC or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company, the MHC or the Bank under the Conversion Regulations, the BHC Act, the 1933 Act, the 1933 Act Regulations, or other applicable law, or the threat of any such action; (viii) the issuance by the SEC, the Commissioner, the FDIC, the FRB or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (ix) the occurrence of any event mentioned in paragraph (h) below. The Company, the MHC and the Bank will make every reasonable effort (x) to prevent the issuance by the SEC, the Commissioner, the FDIC, the FRB or any other regulatory authority of any such order and, (y) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

       (e) The Company, the MHC and the Bank will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Massachusetts Application, the FDIC Merger Application, and the BHC Application, as originally filed and of each amendment or supplement thereto, including all exhibits.

       (f) The Company, the MHC and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities and Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Securities by the Agent.

       (g) The Company, the MHC and the Bank will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion (including the formation and operation of the Foundation) and the transactions contemplated thereby imposed by the SEC, the Commisioner, the FDIC, the FRB, or by the Conversion Regulations, or by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period, the Company, the MHC and the Bank will comply, at their own expense, with all material requirements imposed upon them by the SEC, the Commissioner, the FDIC, the FRB, by the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus.

       (h) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Company, the MHC, the Bank or the Bank Subsidiaries shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company, the MHC and the Bank or in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company, the MHC and the Bank will prepare and file, at their own expense, with the SEC, the Commissioner and the FDIC, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company, the MHC and the Bank each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

       (i) The Company, the MHC and the Bank will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Securities for offering and sale by the Company or to exempt such Securities from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Securities are required under the Conversion Regulations to be sold or as the Agent and the Company, the MHC and the Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Securities shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

       (j) At the consummation of the Conversion, the Bank shall duly establish and maintain the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in accordance with the requirements of the Conversion Regulations and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Shares in the event of a complete liquidation of the Bank.

       (k) The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any of their capital stock, other than in connection with any plan or arrangement described in the Prospectus.

       (l) The Company and the Bank will comply with the conditions imposed by or agreed to with the Commissioner, the FDIC or the FRB in connection with their approval or non-objection of, or non-objection to those conditions relating to the establishment and the operation of the Foundation; the Company and the Bank shall use their best efforts to ensure that the

Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Company and the Bank will take no action which will result in the possible loss of the Foundation's tax exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

       (m) The Company will register the Securities and Foundation Shares under
Section 12(b) of the 1934 Act during the Offering and shall request that such registration be effective prior to the completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law.

       (n) During the period during which the Common Shares are registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company in accordance with the 1934 Act Regulations (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

       (o) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), provided, howerver, that for purposes of this requirement, documents filed electronically on the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System shall be deemed to be delivered to the Agent upon filing with the SEC, (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the Commissioner or the FDIC or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the Company or the Bank as the Agent may reasonably request.

       (p) The Company and the Bank will use the net proceeds from the sale of the Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds."

       (q) Other than as permitted by the Conversion Regulations, the BHC Act, the 1933 Act, the 1933 Act Regulations and the rules and regulations and the laws of any state in which the Securities are registered or qualified for sale or exempt from registration, none of the Company, the MHC or the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Securities.

       (r) The Company will use its best efforts to cooperate with the Agent to effect the trading of the Securities on the Nasdaq Global Market on or prior to the Closing Date.

       (s) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Securities in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Securities in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

       (t) The Company, the MHC and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with NASD's "Interpretation Relating to Free Riding and Withholding."

       (u) None of the Company, the MHC or the Bank will amend the Plan without notifying the Agent and the Agent's counsel prior thereto.

       (v) The Company shall assist the Agent, if necessary, in connection with the allocation of the Securities in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Securities in such event, and such information shall be accurate and reliable in all material respects.

       (w) Prior to the Closing Date, the Company, the MHC and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

       (x) Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Company, the MHC or the Bank will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company, the MHC and the Bank, taken as a whole.

       (y) Until the Closing Date, the MHC, the Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the SEC, the Commissioner, the FDIC and the FRB.

       (z) The facts and representations provided to Mintz, Levin, Cohen, Ferris and Popeo, P.C. by the Company and the Bank and upon which Mintz, Levin, Cohen, Ferris and Popeo, P.C. will base its opinion under Section 7(c)(1) are and will be truthful, accurate and complete.

       (aa) The Company agrees that, unless it obtains the prior consent of the Agent, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a "free writing prospectus," as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the SEC. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

       SECTION 6. PAYMENT OF EXPENSES. Whether or not the Conversion is completed or the sale of the Securities by the Company is consummated, the Company and the Bank jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Offering with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Securities; (c) all reasonable expenses of the Conversion, including but not limited to the Company's, the MHC's and the Bank's and the Agent's attorneys' fees and expenses (subject to Section 2 of this Agreement), blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion. In the event the Company is unable to sell a minimum of 4,866,250 Common Shares or the Offering is terminated or otherwise abandoned, the MHC, the Company and the Bank shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

       The Company, the MHC and the Bank acknowledge, however, that such limitations may be increased by the mutual consent of the MHC, the Bank and the Agent in the event of delay in the Offering requiring the Agent to utilize a Syndicated Community Offering, a delay as a result of circumstances requiring material additional work by Agent or its counsel or an update of the financial information in tabular form contained in the Prospectus for a period later than September 30, 2006. In the event the MHC or the Bank determines to abandon or terminate the Plan prior to Closing, payment of such expenses shall be made in next day funds on the date such determination is made.

       SECTION 7. CONDITIONS TO THE AGENT'S OBLIGATIONS. The obligations of the Agent hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company, the MHC and the Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company, the MHC and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

       (a) At the Closing Date, the Company, the MHC and the Bank shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Commissioner, the FDIC, the FRB, the SEC or any other governmental authority.

       (b) The Registration Statement shall have been declared effective by the SEC and the Conversion Applications approved by the Commissioner and the FDIC not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefor initiated or, to the Company's, the MHC's or the Bank's knowledge, threatened by the SEC, the Commissioner, the FDIC, the FRB or any other governmental authority.

       (c) At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Mintz, Levin, Cohen, Ferris and Popeo, P.C., special counsel for the MHC, the Company and the Bank, in the form attached hereto as EXHIBIT A.

       In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Company, the MHC and the Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws, by the Delaware General Corporation Law and by the laws of the State of Massachusetts. The term "Actual Knowledge" as used herein shall have the meaning set forth in the Legal Opinion Accord of the American Bar Association Section of Business Law. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of either of the Company, the MHC, or the Bank shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Conversion or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than each of the Company, the MHC or the Bank.

       In addition, such counsel shall state in a separate letter that during the preparation of the Applications, the Registration Statement, the Prospectus and the Corporators' Statement, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of, the Company, the MHC and the Bank, at which conferences the contents of the Applications, the Registration Statement, the Prospectus, the Corporators' Statement, and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Applications, the Registration Statement, the Prospectus, or the Corporators' Statement, and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company, the MHC and the Bank), nothing has come to their attention that would lead them to believe that: (i) the Registration Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; or (ii) the Applications, the Prospectus or the Corporators' Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (d) A Blue Sky Memorandum from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the Offering, including the Agent's participation therein, should be furnished to the Agent with a copy thereof addressed to Agent or upon which Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. shall state Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Securities under applicable state securities law.

       (e) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the principal accounting officer of each of the Company, the MHC and the Bank in form and substance reasonably satisfactory to the Agent's counsel, dated as of such Closing Date, to the effect that:
(i) the Commissioner has approved the Massachusetts Application, and such approval remains in full force and effect; (ii) the FDIC has approved the FDIC Merger Application, and such approval remains in full force and effect;
(iii) the FRB has approved the BHC Application, and such approval remains in full force and effect; (iv) they have carefully reviewed the Prospectus and the Corporators' Statement, and, in their opinion, at the time the Prospectus and the Corporators Statement became cleared and/or declared effective the Prospectus and the Corporators' Statement did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (v) since the date the Prospectus was declared effective, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, the MHC or the Bank; (vi) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Company, the MHC or the Bank independently, or of the Company, the MHC and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (vii) the representations and warranties in Section 4(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (viii) the Company, the MHC and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Conversion;
(ix) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company the MHC or the Bank, threatened by the SEC; (x) no order suspending the Offering, the Conversion, the acquisition of all of the outstanding capital stock of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, the Company, the MHC or the Bank, threatened by the SEC or any governmental authority; and (xi) to the best knowledge of the Company, the MHC and the Bank, no person has sought to obtain review of the final action of the Commissioner or the FDIC approving the Plan.

       (f) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company, the MHC or the Bank independently, or of the Company, the MHC and the Bank considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) the Company, the MHC or the Bank shall not have received from the Commissioner or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of the Company, the MHC and the Bank taken as a whole; (iii) none of the Company, the MHC or the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company, the MHC or the Bank, threatened against the Company, the MHC or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Company, the MHC and the Bank taken as a whole; and (v) the Securities shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company, the MHC and the Bank.

       (g) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Wolf & Company, P.C. dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that Wolf & Company, P.C. is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the SEC and stating in effect that in their opinion the consolidated financial statements, schedules and related notes of the MHC and the Bank as of June 30, 2006 and 2005, and for each of the three years in the period ended June 30, 2006, included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the MHC and the Bank prepared by the MHC and the Bank, a reading of the minutes of the meetings of the Boards of Trustees of the MHC and the Board of Directors of the Bank and consultations with officers of the MHC and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus and any financial information presented in the Prospectus as "Recent Developments" are not in conformity with the 1933 Act, and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in liabilities, other than normal deposit fluctuations the Bank; or (C) there was any decrease in the net assets or retained earnings of the MHC and the Bank at the date of such letter as compared with amounts shown in the latest unaudited balance sheets included in the Prospectus or there was any decrease in net income or net interest income of the MHC and the Bank for the number of full months commencing immediately after the period covered by the latest audited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the MHC and the Bank, which are subject to the internal controls of the MHC and the Bank, the accounting system and other data prepared by the MHC and the Bank, directly from such accounting records, to the extent specified in such letter, such amounts, percentages and/or financial information set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts, percentages and financial information to be in agreement therewith.

       (h) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Wolf & Company, P.C. in the letter delivered by it pursuant to subsection (g) of this
Section 7, the "specified date" referred to in clause (ii) of subsection (g) to be a date specified in the letter required by this subsection (h) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

       (i) At the Closing Date, the Agent shall receive a letter from RP Financial, LC., dated the Closing Date and addressed to the Agent (i) confirming that said firm is independent of the Company, the MHC and the Bank and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company, the MHC and the Bank expressed in its Appraisal, as most recently updated, remains in effect.

       (j) The Company, the MHC and the Bank shall not have sustained since the date of the latest financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change in the long-term debt of the Company, the MHC or the Bank other than debt incurred in relation to the purchase of Securities by the Bank's eligible plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, the MHC or the Bank, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

       (k) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the Commissioner approving the Massachusetts Application and from the FDIC approving the FDIC Merger Application, and, in the case of the Commissioner, clearing for use the Prospectus; (ii) a copy of the order from the SEC declaring the Registration Statement effective, if available; (iii) a certificate of good standing from the Secretary of the State of Delaware evidencing the good standing of the Company; (iv) a certificate of corporate existence from the Secretary of the Commonwealth of Massachusetts evidencing the corporate existence of the MHC and the Bank; (v) a certificate from the FDIC evidencing the Bank's insurance of accounts; (vi) a certificate from the FHLB-Boston evidencing the Bank's membership in good standing therein; (vii) a copy of the letter from the FRB approving the BHC Application;
(viii) a certified copy of the Company's Certificate of Incorporation and Bylaws and the MHC's and the Bank's Charter and Bylaws and (ix) any other documents that the Agent shall reasonably request.

       (l) At or prior to the Closing Date, the Securities shall have been approved for listing on the Nasdaq Global Market upon notice of issuance.

       (m) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation (other than a temporary suspension or limitation lasting for less than a single trading day) in trading in securities generally on the New York Stock Exchange, American Stock Exchange, or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the SEC or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or federal savings institutions or a general moratorium on the withdrawal of deposits from commercial banks or federal savings institutions declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration by the U. S. Congress, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

       (n) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the MHC or the Bank in connection with the Conversion and the sale of the Securities as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Agent and its counsel.

       SECTION 8. INDEMNIFICATION.

       (a) The Company, the MHC and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are related to the Conversion or any action taken by the Agent where acting as agent of the Company, the MHC and the Bank; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Applications (or any amendment or supplement thereto), the BHC Application (or any amendment or supplement thereto), or any instrument or document executed by the Company, the MHC or the Bank or based upon written information supplied by the Company, the MHC or the Bank filed in any state or jurisdiction to register or qualify any or all of the Securities or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company, the MHC or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Company, the MHC or the Bank, in order to qualify or register the Securities or to claim an exemption therefrom under the securities laws thereof;
(iii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Applications (or any amendment or supplement thereto), including the Corporators' Statement, the BHC Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company, the MHC or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company, the MHC or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Conversion - Plan of Distribution and Marketing Arrangements;" and, PROVIDED FURTHER, that the Company, the MHC and the Bank shall not be liable under clause (i) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent's bad faith, willful misconduct or gross negligence. Notwithstanding anything to the contrary in this Agreement, the Company, the MHC and/or the Bank shall not provide any indemnification under this Agreement to the extent prohibited by applicable law, rule, order or directive by the FRB, the FDIC or the SEC.

       (b) The Agent agrees to indemnify and hold harmless, the Company, the MHC and the Bank, their directors and officers and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the MHC, the Bank, and any such persons upon written demand for any expenses (including reasonable fees and out-of-pocket expenses and disbursements of counsel with such fees and disbursements limited to those of one firm) incurred by them, as incurred, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Applications (or any amendment or supplement thereto), the BHC Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Applications (or any amendment or supplement thereto), the BHC Application (or any amendment or supplement thereto) or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Applications (or any amendment or supplement thereto), the BHC Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company, the MHC or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company, the MHC or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Conversion - Plan of Distribution and Marketing Arrangements."

       (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

       (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company, the MHC and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agent or employees or by or on behalf of the Company, the MHC or the Bank or any officers, directors, trustees or controlling persons, agent or employees of the Company, the MHC or the Bank;
(ii) delivery of and payment hereunder for the Securities; or (iii) any termination of this Agreement.

       SECTION 9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the MHC, the Bank or the Agent, the Company, the MHC, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Company, the MHC, the Bank or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Securities in the Offering, and the Company, the MHC and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company, the MHC and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company, the MHC and the Bank on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the MHC and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the MHC, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this
Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company, the MHC, the Bank and the Agent under this Section 9 and under Section 8 shall be in addition to any liability which the Company, the MHC, the Bank and the Agent may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's, the MHC's, or the Bank's officers and directors and each person, if any, who controls the Agent or the Company, the MHC or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company, the MHC or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9. Notwithstanding anything to the contrary in this Agreement, the Company, the MHC and/or the Bank shall not provide any contribution under this Agreement to the extent prohibited by applicable law, rule, order or directive by the FDIC, the FRB or the SEC.

       SECTION 10. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities of the Company, the MHC, the Bank and the Agent and the representations and warranties and other statements of the Company, the MHC, the Bank and the Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the MHC, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Securities, and any successor or assign of the Agent, the Company, the MHC, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

       SECTION 11. TERMINATION. The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

       (a) In the event the Company fails to sell the required minimum number
of the Securities by February   , 2006 (unless the Company and the Agent
agree in writing to extend such period), and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Securities the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 6, 8 and 9 hereof.

       (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this

Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Company, the MHC and the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 6, 8 and 9 hereof.

       (c) In the event one of the Company, the MHC or the Bank is in material breach of the representations and warranties or covenants contained in Sections 4 and 5 and such breach has not been cured after the Agent has provided the Company, the MHC and the Bank with notice of such breach.

       If the Agent elects to terminate this Agreement as provided in this Section, the Company, the MHC and the Bank shall be notified promptly by telephone or telegram, confirmed by letter.

       The Company, the MHC and the Bank may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Company, the MHC and the Bank have provided the Agent with notice of such breach.

       This Agreement may also be terminated by mutual written consent of the parties hereto.

       SECTION 12. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Patricia McJoynt (with a copy to Nutter, McClennen & Fish, LLP, Attention: Michelle L. Basil, Esq.), and, if sent to the Company, the MHC and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company, the MHC and the Bank at Hampden Bancorp, Inc., 19 Harrison Avenue, Springfield, MA 01102,
Attention: Thomas R. Burton, President and Chief Executive Officer (with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Attention: R. Mark Chamberlin, Esq.).

       SECTION 13. PARTIES. The Company, the MHC and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company, the MHC or the Bank, when the same shall have been given by the undersigned or any other officer of the Company, the MHC or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the MHC, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties (except for specific references to the letter agreement with the Agent) and may not be varied except in writing signed by all the parties.

       SECTION 14. CLOSING. The closing for the sale of the Securities shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company, the MHC and the Bank. At the closing, the Company, the MHC and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Securities as contemplated hereby and pursuant to the terms of the Prospectus.

       SECTION 15. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

       SECTION 16. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York.

       SECTION 17. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

       SECTION 18. ENTIRE AGREEMENT. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings (except for the letter agreement, dated May 9, 2006, made by and between the MHC and the Agent), and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

       If the foregoing correctly sets forth the arrangement among the Company, the MHC, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

Very truly yours,

HAMPDEN BANCORP, INC.                     HAMPDEN BANK

By Its Authorized Representative:         By Its Authorized Representative:



-------------------------------------     --------------------------------------
Thomas R. Burton, President               Thomas R. Burton, President



HAMPDEN BANCORP, MHC

By Its Authorized Representative:



-------------------------------------
Thomas R. Burton, President



ACCEPTED AS OF THE DATE FIRST ABOVE
WRITTEN

Keefe, Bruyette & Woods, Inc.


-------------------------------------
Patricia McJoynt
Managing Director

                                    EXHIBIT A

        MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. LEGAL OPINION